               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  October 31, 2000


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


   Delaware                      1-2691                  13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                    Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                               (817) 963-1234
                       (Registrant's telephone number)







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Item 5.   Other Events

American Airlines, Inc. is filing herewith certain data regarding its parent company's, AMR Corporation, fleet plan, unit costs, capacity, traffic and fuel as Exhibit 99.1 which is included herein.


Item 7.   Financial Statements and Exhibits

The following exhibit is included herein:

99.1 Certain data regarding AMR Corporation's fleet plan, unit costs, capacity, traffic and fuel


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  November 1, 2000




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                          EXHIBIT INDEX


Exhibit        Description

99.1 Certain data regarding AMR Corporation's fleet plan, unit costs, capacity, traffic and fuel

                                                Exhibit 99.1




                                     October 31, 2000


     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this report, the words "expect", "forecast", "anticipates" and similar expressions are intended to identify forward-looking statements. All such statements are based on information available to the Company on the date of this report. The Company undertakes no obligation to update or revise any forward-looking statement, regardless of reason. This discussion includes forecasts of costs per ASM, capacity, traffic, fuel and fuel consumption, each of which is a forward-looking statement. There are a number of factors that could cause actual results to differ materially from the Company's forecasts. Such factors included, but are not limited to, general economic conditions, competitive factors within the airline industry which could affect the demand for air travel, changes in the Company's business strategy and changes in commodity prices. For additional information regarding these and other factors see the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-K for the year ended December 31, 1999.


Fleet Plan

Attached you will find a copy of our most recent fleet plan for both American Airlines and American Eagle. This plan includes all recent AA and Eagle fleet announcements.


Unit Costs

Third Quarter Costs. As we reported, third quarter cost per ASM was 10.88 cents for AMR Consolidated, up 11.5% compared to last year. Our cost per ASM for American Airlines Jet Operations was
10.31 cents, which was up 11.9% compared to last year. As we discussed on the call, absent the impact of our More Room initiative, unit cost would have been up 7.1% of the quarter. Further adjusting for fuel, unit cost increases were 2.8%.

            AMR Consolidated Cost per ASM (in cents)

                         Actual    --------Forecast--------
                         3Q00      Oct       Nov        Dec
  AMR Cost per ASM      10.88     11.09     11.10     10.85

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         American Jet Operations Cost per ASM (in cents)

                                Actual    ----------Forecast----------
                                3Q00      Oct       Nov        Dec

  AA Cost per ASM              10.31     10.57     10.56     10.30

Capacity, Traffic and Fuel

                                Actual    ----------Forecast----------
                                3Q00      Oct       Nov        Dec
  AA Jet Ops:
     Capacity (yr/yr)          -2.0%     -2.9%     -2.0%     +1.9%
     Traffic (yr/yr)           +4.2%     -1.2%     +0.2%    +10.3%
     Fuel ($/gal incl. tax)    0.77      0.82      0.82      0.83
     Fuel Consumption (mil)     796       263       252       263

  American Eagle:
     Capacity (yr/yr)          +8.6%      +11%      +13%      +10%
     Traffic (yr/yr)          +10.2%      +14%      +15%      +16%



Fourth Quarter Statistics. Assuming the estimates above, we expect AA capacity to decrease approximately 1% and traffic to increase about 3% compared to last year's fourth quarter.

Fuel. Our fourth quarter fuel forecast -- including all taxes -- is about 82 cents per gallon, roughly 35% higher than last year.


Please call if you have additional questions.



                                    Michael Thomas
                                    Director, Investor Relations
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AMR Fleet Summary
YE1999 to YE2002*

American Airlines

                   On Hand  ---YOY Change---    On Hand
Aircraft Type      YE 1999  2000   2001   2002  YE 2002
MD11                  11     (4)    (4)    (3)      0
B777                  11     16     13      5      45
B767-3ER              49                           49
B767-2ER              22                           22
A300 ER               10                           10
B767-200               8                            8
DC10-10                3     (3)                    0
DC10-30                5     (5)                    0
A300 2-Class          25                           25
B757                 102            16      4     122
B737                  24     27     26     20      97
B727                  68     (8)   (14)   (26)     20
MD90                   5            (5)             0
MD82/83/87           279     (3)   (13)    (4)    259
F100                  75                           75
Total AA Fleet
Inc./(Dec.)                  20     19     (4)     35
Total AA Fleet       697    717    736    732     732


American Eagle
                   On Hand  --- YOY Change---   On Hand
Aircraft Type      YE 1999  2000   2001   2002  YE 2002
Saab 340             145    (39)    (5)   (12)     89
ATR-42                31            (8)   (12)     11
S-ATR                 43            (2)    (1)     40
Turboprop Totals     219    (39)   (15)   (25)    140

Embraer ERJ-145       45      5      9     (3)     56
Embraer ERJ-135        9     24      7      0      40
Embraer ERJ-140        0            12     28      40
CRJ-700                0             3      8      11
Total AE Fleet
Inc./(Dec.)                 (10)    16      8      14
Total AE Fleet       273     263   279    287     287
*Summary includes firm aircraft orders and planned fleet
retirements.